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                                                                      EXHIBIT 99


                      SUMMA INDUSTRIES DIVESTS SUBSIDIARY


June 17, 1996
Fullerton, California


SUMMA INDUSTRIES (NNM:SUMX) announced today that it has completed the sale of its subsidiary, Morehouse-COWLES, Inc., to a private investment group, for $750,000 in cash and $1,771,000 in subordinated notes. SUMMA will not report a gain or a loss on the sale. Morehouse-COWLES will continue operations at the Fullerton facility, which is owned by SUMMA, under a new 10-year lease.

Since SUMMA has reported the results of Morehouse-COWLES as discontinued operations, the sale will not have a material impact on earnings from continuing operations.

The office of SUMMA INDUSTRIES, currently located at the Fullerton facility, will be relocated in Southern California.

For further information, contact James R. Swartwout, (714) 738-5000, ext. 264;
                         FAX (714) 738-5690.